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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
CroMedica Inc.

We consent to the use of our report dated May 24, 2002, with respect to the consolidated balance sheets as at March 31, 2002 and 2001 and the consolidated statements of operations and deficit and cash flows for each of the years then ended, included herein and to the reference to our firm under the heading "Experts" in this registration statement and prospectus.

/s/ KPMG LLP
Chartered Accountants

Victoria, Canada
October 28, 2004